UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 30, 2010 (July 26, 2010)
Chinawe.com Inc.
(Exact name of registrant as specified in its charter)

California	000-29169	95-462728

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 1307, Block A, Fuk Keung Industrial Building, 66-68 Tong Mei Road, Kowloon, Hong Kong

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (852) 23810818
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On July 26, 2010, Vivian Chu (“Chu”), Officeway Technology Limited (“Officeway”), a wholly owned subsidiary of Chinawe.com Inc. (the “Company”), and ZHU Guangming (the “Purchaser”) entered into a purchase agreement (the “Agreement”). Pursuant to the Agreement, Chu and Officeway sold all of the outstanding shares of Chinawe Asset Management Limited, a Hong Kong company and an indirect subsidiary of the Company (“CAM”), to the Purchaser for an aggregate purchase price of $1.00. By purchasing all of the outstanding shares of CAM, the Purchaser assumed approximately $1,900,000 of debt of CAM (which includes approximately $1,500,000 owed to a director of the Company).
The foregoing description of the Agreement is qualified its entirety by reference to the provisions of the Agreement attached to this Report as Exhibit 10.1.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit 10.1	Agreement, dated July 26, 2010, between Chu Wai Wa Vivian, Officeway Technology Limited and ZHU Guangming.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 30, 2010	CHINAWE.COM INC.
	By:	/s/ Man Keung Wai
Man Keung Wai
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 10.1	Agreement, dated July 26, 2010, between Chu Wai Wa Vivian, Officeway Technology Limited and ZHU Guangming.